SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:
Preliminary Proxy Statement [ ]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

WILSHIRE ENTERPRISES, INC.
Name of Registrant as Specified in Its Charter)

Full Value Partners L.P.
Phillip Goldstein
Phone 914 747-5262
FAX 201 556-0097
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
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computed pursuant to Exchange Act Rule 0-11 (Set forth the
amount on which the filing fee is calculated and state how it was determined):
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5) Total fee paid:

Fee paid previously with preliminary materials [].

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Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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Full Value Partners L.P.
Park 80 West, Plaza Two, Suite 750
Saddle Brook, NJ 07663
Phone (201) 556-0092
Fax (201) 556-0097
pgoldstein@bulldoginvestors.com // adakos@bulldoginvestors.com

		April 9, 2009

Dear Fellow Wilshire Enterprises Stockholder:

We are please to advise you that we have entered into a settlement agreement with Wilshire that we believe is in the best interest of all stockholders.
The material terms of the agreement were provided in a press release issued by Wilshire on April 3, 2009. In addition, Wilshire has filed the press release and the settlement agreement with the SEC.

As part of the settlement agreement, we have agreed to withdraw our proposals and end the proxy contest. Accordingly, any GREEN proxies we have obtained from stockholders will not be presented at Wilshires annual meeting on April 20, 2009.

Shareholders who submitted GREEN proxies to us and wish to have their shares represented at the meeting may either submit a WHITE proxy or attend the annual meeting in person.

Thank you for your support without which we would not have been able to reach a fair settlement.

						Very truly yours,


Phillip Goldstein and Andrew Dakos
Managing Members
Full Value Advisors LLC
General Partner